Exhibit 99.2

PRESS RELEASE	CONTACT:
WILLIAMS-SONOMA, INC.	Sharon L. McCollam
3250 Van Ness Avenue	Executive Vice President, COO and CFO
San Francisco, CA 94109	(415) 616-8775

Stephen C. Nelson
Director, Investor Relations
(415) 616-8754

Meryl L. Schreibstein
Investor Relations Administration
(415) 616-8332

FOR IMMEDIATE RELEASE

Williams-Sonoma, Inc. Increases Quarterly Cash Dividend By 13% to $0.17 per Common Share

San Francisco, CA, March 15, 2011 — Williams-Sonoma, Inc. (NYSE: WSM) today announced that its Board of Directors has authorized a 13% increase in the company’s quarterly cash dividend.

The quarterly cash dividend will be increased from $0.15 to $0.17 per common share and is payable on May 24, 2011 to shareholders of record as of the close of business on April 27, 2011. The aggregate quarterly dividend is estimated at approximately $18 million based on the current number of outstanding common shares. The indicated annual cash dividend, subject to capital availability, is $0.68 per common share, or approximately $71 million, in fiscal year 2011 based on the current number of common shares outstanding.

Adrian Bellamy, Chairman of the Board of Directors, commented, “Today, we are very pleased to announce that our Board has authorized a $0.02, or 13%, increase in our quarterly dividend to $0.17 per share. This is our third quarterly dividend increase in the past twelve months. Including the $0.03 per share in dividend increases announced in 2010, our total quarterly dividend increase in the past twelve months is $0.05 per share, or 42%.”

Laura Alber, President and Chief Executive Officer, remarked, “Our decision today to increase the amount of cash we are returning to our shareholders has been based on the ongoing improvement we have seen in our performance over the past twelve months and the fiscal year 2011 guidance we are providing today. As we have said before, we are confident in the cash-generating power of our multi-channel, multi-brand business model, and the significant growth in e-Commerce in fiscal year 2010 has only enhanced our outlook for the future. As such, we believe this is an ideal time to further demonstrate our commitment to returning capital to our shareholders by increasing our dividend payout.”

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements that involve risks and uncertainties, as well as assumptions that, if they do not fully materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. Such forward-looking statements include statements related to our indicated annual cash dividend, our ability to generate cash and our outlook for the future.

The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include accounting adjustments as we close our books for the fourth quarter of fiscal 2010 and as audited year-end financial statements are prepared; new interpretations of current accounting rules; changes to current accounting rules; changes in tax laws applicable to cash dividends or share repurchases; our ability to anticipate consumer preferences and buying trends; dependence on timely introduction and customer acceptance of

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our merchandise; construction and other delays in store openings; competition from companies with concepts or products similar to our concepts and products; timely and effective sourcing of merchandise from our foreign and domestic vendors and delivery of merchandise through our supply chain to our stores and customers; effective inventory management commensurate with customer demand; our ability to anticipate and manage customer returns; successful catalog management, including timing, sizing and merchandising; uncertainties in Internet marketing, infrastructure and regulation; changes in consumer spending based on weather, economic, political, competitive and other conditions beyond our control; construction delays on infrastructure projects based on weather or other events; multi-channel and multi-brand complexities; our ability to introduce new brands and brand extensions; dependence on external funding sources for operating capital; our ability to control employment, occupancy and other operating costs; our ability to improve and control our systems and processes; changes to our information technology infrastructure; general political, economic and market conditions and events, including war, conflict or acts of terrorism; and other risks and uncertainties described more fully in our public announcements, reports to shareholders and other documents filed with or furnished to the Securities and Exchange Commission, including our Annual Report on Form 10-K for the fiscal year ended January 31, 2010 and all subsequent current reports on Form 8-K and quarterly reports on Form 10-Q. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we assume no obligation to update these forward-looking statements.

ABOUT WILLIAMS-SONOMA

Williams-Sonoma, Inc. is a nationwide specialty retailer of high quality products for the home. These products, representing six distinct merchandise strategies – Williams-Sonoma (cookware and wedding registry), Pottery Barn (furniture and bridal registry), Pottery Barn Kids (kid’s furniture and baby registry), PBteen (girls’ bedding and boys’ bedding), West Elm (modern furniture and room decor) and Williams-Sonoma Home (luxury furniture and cashmere throws) – are marketed through 592 stores, six direct mail catalogs and six e-Commerce websites.

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